EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-65900) pertaining to the Brown Shoe Company, Inc. 401(k) Savings Plan of our report dated June 24, 2008, with respect to the financial statements and supplemental schedules of the Brown Shoe Company, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

St. Louis, Missouri
June 24, 2008